EXHIBIT 12

                                 SOUTHDOWN, INC.

                   COMPUTATION OF FIXED CHARGE RATIOS FOR S-4

                                                                    QUARTERS ENDED MARCH 31,
                                                                 -----------------------------
                                                                                   PRO FORMA
                                                                                 -------------
                                                                 1996    1995     1996   1995
                                                                 -----   -----   -----   -----
Earnings (loss) from continuing operations before income
     taxes and extraordinary charge ........................   $   6.9 $   3.7 $   7.7 $   4.7
Add:
    Interest on indebtedness, excluding capitalized interest       6.0     6.6     5.2     5.6
    Portion of rents representative of interest factor .....       1.4     1.0     1.4     1.0
                                                                 -----   -----   -----   -----

         Earnings as adjusted (a) ..........................   $  14.3 $  11.3 $  14.3 $  11.3
                                                                 =====   =====   =====   =====

Fixed charges
    Interest on indebtedness ...............................   $   6.4 $   6.8 $   5.6 $   5.8
                                                                 -----   -----   -----   -----

    Rents ..................................................       4.1     3.1     4.1     3.1
                                                                 -----   -----   -----   -----
    Portion of rents representative of the interest factor .       1.4     1.0     1.4     1.0
                                                                 -----   -----   -----   -----

         Fixed charges .....................................   $   7.8 $   7.8 $   7.0 $   6.8
                                                                 =====   =====   =====   =====

Ratio of earnings to fixed charges .........................       1.8     1.4     2.0     1.7
                                                                 =====   =====   =====   =====

(a) For purposes of computing the ratios set forth in the table, "earnings" consist of earnings from continuing operations before income taxes and extraordinary charge and fixed charges excluding capitalized interest. "Fixed charges" consist of (i) interest on all indebtedness (whether capitalized or expensed), (ii) one-third of operating lease rental expense deemed to be representative of interest and (iii) preferred stock dividend requirements of majority-owned subsidiaries.

                                       1

                                                                                       YEAR ENDED DECEMBER 31,
                                                                    ----------------------------------------------------------------
                                                                                                                               PRO
                                                                                                                              FORMA
                                                                     1995        1994       1993       1992        1991        1995
                                                                    ------      ------     ------     ------      ------      ------
Earnings (loss) from continuing operations

   before income taxes .......................................      $ 70.8      $ 44.0     $  5.0     $(29.6)     $(68.0)     $ 74.7
Add:
   Interest on indebtedness, excluding
      capitalized interest ...................................        26.7        27.7       39.3       45.0        41.4        22.8
   Portion of rents representative of the
      interest factor ........................................         4.7         4.0        3.3        3.1         2.7         4.7
                                                                    ------      ------     ------     ------      ------      ------
Earnings as adjusted (a) .....................................      $102.2      $ 75.7     $ 47.6     $ 18.5      $(23.9)     $102.2
                                                                    ======      ======     ======     ======      ======      ======

Fixed charges
   Interest on indebtedness
      Southdown and consolidated subsidiaries ................      $ 28.2      $ 29.7     $ 40.0     $ 45.0      $ 41.0      $ 24.3
      Unconsolidated subsidiaries ............................        --          --         --         --           0.7        --
                                                                    ------      ------     ------     ------      ------      ------
                                                                      28.2        29.7       40.0       45.0        41.7        24.3
                                                                    ------      ------     ------     ------      ------      ------
Rents:
     Southdown and consolidated subsidiaries .................        14.0        11.9        9.9        9.2         7.9        14.0
     Unconsolidated subsidiaries .............................        --          --         --         --           0.3        --
                                                                    ------      ------     ------     ------      ------      ------
                                                                      14.0        11.9        9.9        9.2         8.2        14.0
                                                                    ------      ------     ------     ------      ------      ------
     Portion of rents representative of
        the interest factor ..................................         4.7         4.0        3.3        3.1         2.7         4.7
                                                                    ------      ------     ------     ------      ------      ------

      Preferred stock dividend requirement
        of majority owned subsidiary .........................        --          --         --         --           0.1        --
      Ratio of earnings from continuing
        operations to earnings from continuing
        operations before income taxes .......................        --          --         --         --           1.7        --
                                                                    ------      ------     ------     ------      ------      ------
                                                                      --          --         --         --           0.2        --
                                                                    ------      ------     ------     ------      ------      ------
      Fixed charges ..........................................      $ 32.9      $ 33.7     $ 43.3     $ 48.1      $ 44.6      $ 29.0
                                                                    ======      ======     ======     ======      ======      ======

Ratio of earnings to fixed charges (b) .......................         3.1         2.2        1.1        0.4         N/A         3.5
                                                                    ======      ======     ======     ======      ======      ======

- ------------
(a) For purposes of computing the ratios set forth in the table, "earnings" consist of earnings from continuing operations before income taxes and fixed charges excluding capitalized interest. "Fixed charges" consist of (i) interest on all indebtedness (whether capitalized or expensed),
         (ii) one-third of operating lease rental expense deemed to be representative of interest and (iii) preferred stock dividend requirements of majority-owned subsidiaries.

(b) For the years ended December 31, 1992 and 1991, the deficiency in the coverage of earnings to fixed charges was $29.6 million and $68.5 million, respectively.